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Exhibit 4.1

INDENTURE

Dated as of June 22, 2004

Among

HUNTSMAN LLC,
as Issuer,

each of the Guarantors named herein

and

HSBC Bank USA,
as Trustee

11 1/2% Senior Notes due 2012

and

Senior Floating Rate Notes due 2011

Note:
This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

        INDENTURE, dated as of June 22, 2004, among HUNTSMAN LLC, a Utah limited liability company (the "Company"), each of the Guarantors named herein, as guarantors, and HSBC Bank USA, as trustee (the "Trustee").

        The Company has duly authorized the creation of an issue of (i) 11 1/2% Senior Notes due 2012 in the form of (a) $300,000,000 aggregate principal amount of Initial Fixed Rate Notes (as defined below) and (b) Additional Fixed Rate Notes (as defined below) (together with the Initial Fixed Rate Notes, the "Fixed Rate Notes") that the Company may from time to time choose to issue pursuant to this Indenture and (ii) Senior Floating Rate Notes due 2011 in the form of (a) $100,000,000 aggregate principal amount of Initial Floating Rate Notes (as defined below) and (b) Additional Floating Rate Notes (as defined below) (together with the Initial Floating Rate Notes, the "Floating Rate Notes"). The Company has duly authorized the execution and delivery of this Indenture.

        Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (as defined below):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

        "Acceleration Notice" has the meaning provided in Section 6.02.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

        "Additional Fixed Rate Notes" means Fixed Rate Notes (other than the Initial Fixed Rate Notes and other than Exchange Notes issued pursuant to an exchange offer for such Initial Fixed Rate Notes under this Indenture or issuances under Section 2.07 or 2.16) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12 hereof.

        "Additional Floating Rate Notes" means Notes (other than the Initial Floating Rate Notes and other than Exchange Notes issued pursuant to an exchange offer for such Initial Floating Rate Notes under this Indenture or issuances under Section 2.07 or 2.16) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12 hereof.

        "Additional Interest" means Special Interest as provided in the Registration Rights Agreement.

        "Additional Notes" means the Additional Fixed Rate Notes (if any) and the Additional Floating Rate Notes (if any).

        "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Affiliate Transaction" has the meaning provided in Section 4.11.

        "Agent" means any Registrar, Paying Agent, co-Registrar or Calculation Agent.

        "Agent Member" means any member of, or participant in, the Depositary.

        "Applicable Procedures" has the meaning provided in Section 2.16(a)(ii).

        "Asset Acquisition" means:

  (i)
  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

  (ii)
  the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (A) any Capital Stock of any Restricted Subsidiary of the Company; or (B) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

          (1)   a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5 million;

          (2)   sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof;

          (3)   sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use;

          (4)   the sale, lease, conveyance, disposition or other transfer: of all or substantially all of the assets of the Company as permitted under Section 5.01, of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary, pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company or its Restricted Subsidiaries in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, or including only the lease or sublease of any real or personal property in the ordinary course of business;

          (5)   the consummation of any transaction in accordance with the terms of Section 4.03 hereof;

          (6)   Permitted Investments; and

          (7)   any merger or consolidation consummated in compliance with Section 5.01.

        "Australian Restricted Subsidiary" means each direct and indirect Subsidiary of Huntsman Australia Inc. that is a Restricted Subsidiary.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

        "BASF Note" means that certain promissory note dated March 4, 1997 of HSCC to BASF Corporation in the original principal amount of $75 million, as amended as of the Issue Date.

        "Board of Managers" means, as to any Person, the board of managers, the board of directors or other similar body of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Managers of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means a day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are not required to be open.

        "Calculation Agent" has the meaning provided in Section 2.03.

        "Capital Stock" means with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "Capitalized Lease" means a lease that is required to be classified and accounted for as a capitalized lease under GAAP.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

          (2)   a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A' or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States of America shall not at any time exceed 33% of all Investments described in this definition);

          (3)   open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

          (4)   repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

          (5)   "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States of America, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

          (6)   tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

          (7)   shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (1) through (6) above.

        "Change of Control" means:

          (1)   prior to the initial public equity offering of the Company or any entity that controls the Company, the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "Huntsman Group"), collectively to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent) of the Company or

          (2)   after such initial public equity offering, the occurrence of the following:

            (A)  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Huntsman Group or GOP, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting capital stock of the Company other than in a transaction having the approval of the Board of Managers of the Company at least a majority of which members are Continuing Managers; or

            (B)  Continuing Managers shall cease to constitute at least a majority of the managers constituting the Board of Managers of the Company.

        "Change of Control Date" has the meaning provided in Section 4.14.

        "Change of Control Offer" has the meaning provided in Section 4.14.

        "Change of Control Payment Date" has the meaning provided in Section 4.14.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of the Company or its Restricted Subsidiaries.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date of issuance of the Notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

        "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

        "Company Order" means any written order signed in the name of the Company by any two of its Officers.

        "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1)   Consolidated Net Income,

          (2)   to the extent Consolidated Net Income has been reduced thereby,

            (A)  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Permitted Tax Distributions paid during such period,

            (B)  Consolidated Interest Expense and

            (C)  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available as provided pursuant to Section 4.09 (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage

Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.

        In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment or other reduction or discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2)   any asset sales (other than asset sales (i) in the ordinary course of business or (ii) involving a nominal amount of gross assets of less than $5 million) or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

        If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio",

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3)   notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   Consolidated Interest Expense, plus

          (2)   the product of:

            (A)  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period, times

            (B)  a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1)   the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

            (A)  any amortization of debt discount and amortization or write-off of deferred financing costs,

            (B)  the net costs under Interest Swap Obligations,

            (C)  all capitalized interest, and

            (D)  the interest portion of any deferred payment obligation; and

          (2)   the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the sum of:

          (1)   aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus

          (2)   cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person by any Person (the "Payor") other than a Restricted Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor;

provided that there shall be excluded therefrom:

          (A)  after-tax gains from Asset Sales or abandonments or reserves relating thereto;

          (B)  after-tax items classified as extraordinary or nonrecurring gains;

          (C)  the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Person or is merged or consolidated with the Person or any Restricted Subsidiary of the Person;

          (D)  the net income (but not loss) of any Restricted Subsidiary of the Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted (other than the net income of an Australian Restricted Subsidiary to the extent such restrictions are permitted under clause (5) of Section 4.13);

          (E)  the net income or loss of any Person, other than a Restricted Subsidiary of the Person, except to the extent of cash dividends or distributions paid to the Person or to a wholly owned Restricted Subsidiary of the Person by such Person;

          (F)  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (G)  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (H)  in the case of a successor to the Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (I)   all gains or losses from the cumulative effect of any change in accounting principles; and

          (J)   the net amount of all Permitted Tax Distributions made during such period.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. § 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. § 1363(13)), hazardous substance (as that term is defined in 42 U.S.C. § 9601(14)), hazardous chemical (as that term is defined by 29 CFR § 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. § 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

        "Continuing Managers" means, as of any date, the collective reference to:

          (i)    all members of the Board of Managers of the Company who have held office continuously since a date no later than twelve months prior to the Company's initial public equity offering; and

          (ii)   all members of the Board of Managers of the Company who assumed office after such date and whose appointment or nomination for election by the holders of the Company's Capital Stock was approved by a vote of at least 50% of the Continuing Managers in office immediately prior to such appointment or nomination or by the Huntsman Group.

        "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Covenant Defeasance" has the meaning provided in Section 8.01.

        "Credit Facilities" means collectively (1) that certain $275 million senior secured revolving credit agreement dated as of September 30, 2002 by and among the Company, the other borrowers named therein, Deutsche Bank Trust Company Americas, as administrative agent and the financial institutions from time to time party thereto, together with the related documents (including any guarantee agreements and security documents), (2) that certain amended and restated credit agreement dated as of September 30, 2002, by and among the Company, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as administrative agent and the financial institutions party thereto, together with the related documents (including any guarantee agreements and security documents), and/or (3) one or more debt facilities, indentures or other agreements that refinance, replace, amend, restate, modify or otherwise restructure, including increasing the amount of available borrowings thereunder in accordance with Section 4.12 or making Restricted Subsidiaries of any Person a borrower or Guarantor thereunder, all or any portion of the Indebtedness under either such agreement referred to in clause (1) or (2) above or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depositary" means DTC.

        "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final Maturity Date of the Notes.

        "Dollar" or "$" means the lawful currency of the United States of America.

        "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

        "DTC" means The Depository Trust Company, its nominees and successors.

        "Environmental Lien" means a Lien in favor of any governmental authority for (i) any liability under foreign, federal, state or local environmental laws, regulations or orders of any government authority or court, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

        "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

        "Event of Default" has the meaning provided in Section 6.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Notes" means, with respect to the Initial Notes, notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement or, with respect to any Additional Notes, notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Company, the Guarantors and the initial purchasers of such Additional Notes.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

Fair market value (i) with respect to a determination of value in excess of $5 million shall be determined by the Board of Managers of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee or (ii) in all other cases, by an Officers' Certificate delivered to the Trustee.

        "Fixed Rate Notes" has the meaning provided in the second paragraph of this Indenture.

        "Floating Rate Notes" has the meaning provided in the second paragraph of this Indenture.

        "Foreign Cash Equivalents" means:

          (i)    debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an "Approved Jurisdiction") or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction; and

          (ii)   debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less issued by any nation in which the Company or its Restricted Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

        "Foreign Subsidiary" means any Subsidiary of the Company (other than a Guarantor) organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "Four Quarter Period" has the meaning provided in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were in effect as of the Issue Date.

        "Global Security" means a Restricted Global Security, a Regulation S Global Security or an Unrestricted Global Security.

        "GOP" means Matlin Patterson Global Opportunities Partners L.P. and any other entity managed by its investment advisor, Matlin Patterson Global Advisers LLC.

        "Guarantee" has the meaning provided in Section 10.01.

        "Guarantor" means (i) each of the Company's Restricted Subsidiaries that executes this Indenture as a Guarantor and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "HMP" means HMP Equity Holdings Corporation, a Delaware corporation.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "HSCC" means Huntsman Specialty Chemicals Corporation, or any successor thereto.

        "Huntsman Group" has the meaning provided in the definition of "Change of Control."

        "Huntsman Notes" means (i) the 9 1/2% Senior Subordinated Notes due 2007 of the Company, and (ii) the Senior Subordinated Floating Rate Notes due 2007 of the Company, in each case, as in effect on the Issue Date.

        "Huntsman Public Parent" means any entity of which the Company is a wholly owned Subsidiary that has completed an Initial Public Equity Offering, and any wholly owned Subsidiary of such an entity of which the Company is a wholly owned Subsidiary.

        "Incumbency Certificate" means a certificate in the form as set forth hereto as Exhibit F.

        "incur" shall have the meaning provided in Section 4.12, and "incurrence" and "incurred" shall have meanings correlative thereto.

        "Indebtedness" means with respect to any Person, without duplication:

          (1)   all Obligations of such Person for borrowed money;

          (2)   all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all Obligations of such Person issued or assumed as the deferred purchase price of property that is due more than six months after taking delivery of such property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (5)   all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6)   guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)   all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8)   all Obligations under Currency Agreements and Interest Swap Agreements of such Person; and

          (9)   all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

        Notwithstanding the foregoing, "Indebtedness" shall not include:

          (A)  advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future;

          (B)  deferred taxes; or

          (C)  indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness and, if secured, secured only by the associated unearned premiums.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Independent Financial Advisor" means a firm which, in the judgment of the Board of Managers of the Company, is independent and qualified to perform the task for which it is to be engaged.

        "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

        "Initial Fixed Rate Notes" means the $300,000,000 in aggregate principal amount of 11 1/2% Senior Notes due 2012 of the Company issued on the Issue Date.

        "Initial Floating Rate Notes" means the $100,000,000 in aggregate principal amount of Senior Floating Rate Notes due 2011 of the Company issued on the Issue Date.

        "Initial Notes" means the Initial Fixed Rate Notes and the Initial Floating Rate Notes.

        "Initial Public Equity Offering" means a firm commitment underwritten offering of shares of Capital Stock of the applicable Person registered on Form S-1 under the Securities Act.

        "Initial Purchasers" means Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        "Institutional Accredited Investor" means an accredited investor within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act.

        "Interest Payment Date" means, with respect to each Note, the stated maturity of an installment of interest on the Notes specified therein.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.03 hereof:

          (1)   "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and

          (2)   the amount of any Investment is the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment;

provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

        If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means June 22, 2004, the date of original issuance of the Initial Notes.

        "Legal Defeasance" has the meaning provided in Section 8.01.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by the Company or any of its Subsidiaries in connection with any Qualified Securitization Transaction.

        "Maturity Date" means, with respect to the Fixed Rate Notes, July 15, 2012, and, with respect to the Floating Rate Notes, July 15, 2011.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (A)  all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

          (B)  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (C)  repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

          (D)  the decrease in proceeds from Qualified Securitization Transactions that results from such Asset Sale; and

          (E)  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Proceeds Offer" has the meaning provided in Section 4.15.

        "Net Proceeds Offer Amount" has the meaning provided in Section 4.15.

        "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.15.

        "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.15.

        "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

        "Note Net Proceeds Offer Amount" has the meaning provided in Section 4.15.

        "Notes" means, the Fixed Rate Notes (including, without limitation, any Additional Fixed Rate Notes), the Floating Rate Notes (including, without limitation, any Additional Floating Rate Notes) and the Exchange Notes. The Fixed Rate Notes (including any Exchange Notes issued in exchange therefor) and the Floating Rate Notes (including any Exchange Notes issued in exchange therefor) are separate series of Notes but shall be treated as a single class of securities under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the appropriate series.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Circular" means the Offering Circular dated June 15, 2004 relating to the Initial Notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Financial Director, the Secretary or the Assistant Secretary of such Person (or, with respect to a Person that is a limited partnership, the General Partner of such Person) or any other officer designated by the Board of Managers serving in a similar capacity.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee. Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer's Certificate as to any factual matters relevant to such opinion.

        "Organizational Documents" means, with respect to any Person, such Person's memorandum, articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement, limited liability company agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

        "Pari Passu Indebtedness" means, in the case of the Notes, any Senior Indebtedness of the Company and, in the case of the Guarantees, any Senior Indebtedness of the Guarantor thereof.

        "Participants" means institutions that have accounts with DTC or its nominee.

        "Paying Agent" means an office or agency located in the United States of America, maintained by the Company, where Notes may be presented or surrendered for payment. The Paying Agent shall not be the Company or an Affiliate of the Company.

        "Payor" has the meaning provided in the definition of "Consolidated Net Income."

        "Permitted Indebtedness" means, without duplication, each of the following:

          (1)   Indebtedness under the Initial Notes pursuant to this Indenture (and the Exchange Notes issued in exchange therefor pursuant to the Registration Rights Agreement) and the related Guarantees;

          (2)   Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount not exceeding $1,177 million at any one time outstanding, less (i) the amount of any payments made by the Company under the Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to clause (3)(A) of Section 4.15 and (ii) then outstanding Indebtedness of any Securitization Entity after giving effect to the substantially contemporaneous application of the net proceeds therefrom;

          (3)   other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.15;

          (4)       (a)    Interest Swap Obligations of the Company relating to: Indebtedness of the Company or any of its Restricted Subsidiaries; or Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

            (b)   Interest Swap Obligations of any Restricted Subsidiary of the Company relating to Indebtedness of such Restricted Subsidiary; or Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months.

            Any such Interest Swap Obligations will constitute "Permitted Indebtedness" only if they are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under this Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

          (5)   Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6)   Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company (other than the pledge of intercompany notes under the Credit Facilities); provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7)   Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Credit Facilities); provided that (A) any Indebtedness of the Company to any Restricted Subsidiary (other than pursuant to notes pledged under the Credit Facilities) is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (8)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (9)   Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Refinancing Indebtedness;

          (11) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (12) Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by the Company or any Subsidiary in the ordinary course of business;

          (13) guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

          (14) Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business not to exceed $25 million at any time outstanding:

            (A)  representing Capitalized Lease Obligations; or

            (B)  constituting purchase money Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired;

          (15) Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (15) does not exceed at any one time an amount equal to the sum of:

            (A)  80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries, and

            (B)  60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

          (16) Indebtedness of the Company and its Restricted Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate amount not to exceed $15 million at any one time outstanding;

          (17) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

          (18) Indebtedness of the Company or any Guarantor incurred to refinance (i) the credit facilities of the Australian Restricted Subsidiaries, (ii) the Huntsman Notes or (iii) the Subordinated PIK Note;

          (19) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

          (20) Indebtedness of the Company to any of its subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction;

          (21) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25 million at any one time outstanding;

          (22) the Senior Secured Notes; and

          (23) guarantees by the Company or any Guarantor, issued at the time that a Huntsman Public Parent consummates its Initial Public Equity Offering or thereafter, of:

            (A)  senior secured Indebtedness (including for purposes of this paragraph, any undrawn credit facility commitments) of the Huntsman Public Parent in an amount outstanding at any time not to exceed the (1) sum of (x) the amount of senior secured Indebtedness of the Company or a Guarantor or any other Affiliate of the Company that, at the time of the Initial Public Equity Offering of the Huntsman Public Parent, is a Subsidiary of such Huntsman Public Parent that is outstanding before the Initial Public Equity Offering of the Huntsman Public Parent but after giving effect to the application of the proceeds of the Initial Public Equity Offering of such Huntsman Public Parent, (y) the amount of any undrawn commitments under credit facilities of the Company or a Guarantor or any such Affiliate before the Initial Public Equity Offering but after giving effect to the application of the net proceeds of such Initial Public Equity Offering to reduce permanently such Indebtedness, and (z) the amount of any attributed indebtedness associated with a receivables securitization program of the Company, a Guarantor or any such Affiliate of the Huntsman Public Parent, including without limitation the aggregate net outstanding amounts paid in respect of assets transferred in connection with any such program; less (2) the amount of any Indebtedness or credit facility commitment or associated Indebtedness described in clause (x), (y) or (z) that remains outstanding; provided that any Affiliate referred to above whose Indebtedness under clause (x) or (y) above (whether as a direct obligor or a guarantor or otherwise) is Refinanced or whose sponsored securitization entity described under clause (z) is replaced by senior secured Indebtedness of the Huntsman Public Parent also guarantees or provides credit support for such Indebtedness of the Huntsman Public Parent on a comparable basis; or

            (B)  any unsecured Indebtedness of the Huntsman Public Parent;

provided that (i) in the case of clause (B) above, the Huntsman Public Parent issues a guarantee of the Notes on a comparable basis and, in the event the proceeds of such Indebtedness are used to

Refinance Indebtedness of an Affiliate of the Huntsman Public Parent that is a Subsidiary thereof (other than the Company or any Guarantor), such Affiliate and any other Affiliates of the Huntsman Public Parent who guarantee such Indebtedness of the Huntsman Public Parent shall (to the extent permitted by documentation (as in effect on the Issue Date) governing such entity's than outstanding Indebtedness, which Indebtedness was outstanding on the Issue Date) guarantee the guarantee of the Notes by the Huntsman Public Parent on a comparable basis; (ii) at the time of giving any such guarantee the Consolidated Fixed Charge Coverage ratio of such Huntsman Public Parent whose Indebtedness is being guaranteed is equal to the greater of (a) 2.0 to 1.0 (for purposes of calculating such Consolidated Fixed Charge ratio, all references to "Restricted Subsidiaries" in the definition of Consolidated Fixed Charge Coverage ratio (and all related definitions) shall be interpreted with respect to such Huntsman Public Parent in a manner consistent with this Indenture as evidenced by a Board Resolution of the Board of Managers of the Company filed with the Trustee), or (b) the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to completion of the Initial Public Equity Offering of the Huntsman Public Parent; (iii) any Indebtedness of an Affiliate of the Company that is being Refinanced shall not have been incurred in connection with or in connection with or in anticipation or contemplation of any such Initial Public Equity Offering or Refinancing; and (iv) both immediately before and after giving effect to the issuance of any such guarantee there shall be existing no Default or Event of Default. For purposes of the foregoing clause (ii), a guarantee given with respect to a revolving or undrawn credit facility shall be deemed entered into only when such guarantee is initially entered into with respect to the full commitment of such facility.

        "Permitted Investments" means:

          (1)   Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; provided that this clause (1) shall not permit any Investment by the Company or a Domestic Subsidiary in a Foreign Subsidiary consisting of a transfer of property other than cash, Cash Equivalents or Foreign Cash Equivalents other than transfers of property of nominal value in the ordinary course of business;

          (2)   Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Facilities), pursuant to a written agreement, to the Company's obligations under the Notes and hereunder;

          (3)   investments in cash and Cash Equivalents;

          (4)   loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses;

          (5)   Investments in Unrestricted Subsidiaries or joint ventures not to exceed $15 million, plus:

            (A)  the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments,

            (B)  the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company),

            (C)  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided that such Unrestricted Subsidiary was so designated after the Issue Date, and

            (D)  the net cash proceeds received by the Company from the issuance of Specified Capital Stock.

          (6)   Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries;

          (7)   Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15;

          (8)   Investments existing on the Issue Date;

          (9)   any Investment by the Company or a wholly owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

          (10) Investments by Foreign Subsidiaries in Foreign Cash Equivalents;

          (11) loans to HMP for the purposes described in clause (6) of the second paragraph of Section 4.03 which, when aggregated with the payments made under such clause, will not exceed $3 million in any fiscal year;

          (12) any Indebtedness of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction; and

          (13) additional Investments in an aggregate amount not exceeding $10 million at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

          (1)   Liens on (a) assets of a Person that merges with or into or consolidates with the Company or any of its Restricted Subsidiaries after the Issue Date, (b) assets of a Person that otherwise becomes a Restricted Subsidiary of the Company after the Issue Date or (c) assets acquired by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that, in each case, (x) such Liens existed at the time of such event, (y) such Liens were not incurred in connection with, or in contemplation of, such event and (z) such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries other than, in the case of clauses (a) and (b) above, the assets of such Person and, in the case of clause (c) above, the acquired assets; provided that this subclause (z) will not apply with respect to the merger or consolidation with the Company or a Guarantor by, or the acquisition by the Company or a Guarantor of substantially all of the asset of, an Affiliate of the Company that is not a Restricted Subsidiary of the Company, or such an Affiliate otherwise becoming a Guarantor to the extent that the documentation relating to any such Lien requires that such Lien attach to additional property or assets, and provided further that immediately after any such transaction the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 and immediately before and after such transaction no Default or Event of Default exists under this Indenture;

          (2)   Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (3)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (4)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (5)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (6)   easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (7)   Liens representing any interest or title of a lessor under any Capitalized Lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease;

          (8)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing purchase money Indebtedness incurred pursuant to clause (14) of the definition of "Permitted Indebtedness"; provided, however, that the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any purchase money Indebtedness, within 180 days of such refinancing;

          (12) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Company's Restricted Subsidiaries and any interest or title of a lessor under any lease permitted by this Indenture; and

          (13) Environmental Liens, to the extent that (A) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (B) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and (C) such Liens do not relate to obligations exceeding $25 million in the aggregate at any one time;

          (14) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted to be incurred under the indenture by a Foreign Subsidiary; provided, however, that such Foreign Subsidiary is not a Guarantor; and

          (15) Liens securing Interest Swap Obligations, Commodity Agreements and Currency Agreements constituting Permitted Indebtedness.

        "Permitted Tax Distribution" for any fiscal year means any payments made in compliance with clause (5) of the second paragraph of Section 4.03.

        "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Physical Notes" shall have the meaning provided in Section 2.01.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

        "Private Placement Legend" means the legend initially set forth on the Notes that are Restricted Securities (including the Initial Notes) in the form set forth on Exhibit A-1 and Exhibit A-2.

        "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

        "Purchase Agreement" means the Purchase Agreement dated June 15, 2004 relating to the issue and sale of the Initial Notes to be issued on the Issue Date.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to (following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to "the Company" shall be deemed also to refer to such Huntsman Public Parent):

          (1)   a Securitization Entity or to the Company, which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

          (2)   any other Person (in the case of transfer by a Securitization Entity),

or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to "the Company" shall be deemed also to refer to such Huntsman Public Parent.

        "Record Date" means with respect to each Note, each applicable Record Date specified therein.

        "Redemption Date" means, with respect to any Note, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Fixed Rate Notes, with respect to a Fixed Rate Note, and paragraph 5 of the Floating Rate Notes, with respect to a Floating Rate Note.

        "Redemption Price" has the meaning provided in Section 3.03.

        "Reference Date" has the meaning provided in Section 4.03.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC or any of its affiliates in the United States and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, it will be substituted with another Reference Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 or Indebtedness described in clauses (1), (3), (18), (22) or (23) of the definition of "Permitted Indebtedness," in each case that does not:

          (1)   result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2)   create Indebtedness with:

            (A)  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

            (B)  a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that, if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, or is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registrar" has the meaning provided in Section 2.03.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the date of this Indenture among the Company, the Guarantors and the Initial Purchasers.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Security" has the meaning provided in Section 2.01.

        "Release" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of any Person or at any other location to which such Person has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of such Person or at any other location, including any location to which such Person has transported or arranged for the transportation of any Contaminant.

        "Replacement Assets" means properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of the Asset Sale or properties and assets (including Capital Stock of any entity) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Global Security" has the meaning provided in Section 2.01.

        "Restricted Payment" means to:

          (1)   declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

          (2)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3)   make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be; or

          (4)   make any Investment other than Permitted Investments.

        "Restricted Period" has the meaning provided in Section 2.01.

        "Restricted Security" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or

later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securitization Entity" means a wholly owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Managers of the Company (as provided below) as a Securitization Entity:

          (1)   no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which: (i) is guaranteed by the Company or any Subsidiary of the Company (other than the Securitization Entity) (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings; (ii) is recourse to or obligates the Company or any Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable or equipment and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company,

          (2)   with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

          (3)   to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Managers of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to "the Company" shall be deemed also to refer to such Huntsman Public Parent.

        "Senior Indebtedness" means Indebtedness of the Company or a Guarantor that is not Subordinated Indebtedness.

        "Senior Secured Notes" means $455,400,000 aggregate principal amount of Senior Secured Notes due 2010 of the Company pursuant to the indenture dated as of September 30, 2003 among the Company, the guarantors thereunder and HSBC Bank USA, as trustee.

        "Significant Subsidiary" means any Restricted Subsidiary which, at the date of determination, is a "significant subsidiary" of such Person as such term is defined in Regulation S-X under the Exchange Act.

        "Specified Capital Stock" means Qualified Capital Stock of the Company issued to an Affiliate of the Company in connection with a cash equity contribution to the Company by such an Affiliate of the Company and the proceeds from the issuance of which are applied within 180 days after the issuance thereof to an Investment in one or more Unrestricted Subsidiaries.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction. Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to "the Company" shall be deemed also to refer to such Huntsman Public Parent.

        "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

        "Subordinated PIK Note" means the $25 million principal amount at issuance of the Company's 15% pay-in-kind Subordinated Note originally issued to an entity controlled by Jon M. Huntsman.

        "Subsidiary" means with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of managers or directors, as applicable, under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Surviving Entity" has the meaning provided in Section 5.01.

        "Tax Sharing Agreement" means that certain tax sharing agreement dated September 30, 2002 by and between the Company and HMP, as in effect on the Issue Date.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date hereof, except as otherwise provided in Section 9.03.

        "Transaction Date" has the meaning provided in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Trust Monies" means all cash and Cash Equivalents and Foreign Cash Equivalents deposited in the Collateral Account in accordance with this Indenture.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Unrestricted Global Security" has the meaning provided in Section 2.01.

        "Unrestricted Notes" means Notes that are not Restricted Securities including, without limitation, the Exchange Notes issued pursuant to a registered exchange offer in accordance with the Registration Rights Agreement.

        "Unrestricted Subsidiary" of any Person means:

          (1)   any Subsidiary of such Person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        On the Issue Date, (i) Huntsman International Holdings, LLC and each of its direct and indirect subsidiaries, (ii) Huntsman Distribution Corporation, (iii) Huntsman Styrenics Investments Holdings LLC, (iv) Huntsman Verwaltungs GmbH, and (v) Huntsman SA Investment Corporation on such date will be designated (without further action by the Company) as Unrestricted Subsidiaries of the Company.

        The Board of Managers of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if:

          (i)    such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated;

          (ii)   the Company certifies to the Trustee that such designation complies with Section 4.03; and

          (iii)  each Subsidiary to be designated as an Unrestricted Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (i)    immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12(a); and

          (ii)   immediately before and immediately after giving effect to such designation, no Default or Event of Default will have occurred and be continuing.

        Any such designation by the Board of Managers of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution approving the designation and an Officers' Certificate certifying that the designation complied with this Indenture.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the then outstanding aggregate principal amount of such Indebtedness, into

          (2)   the sum of the total of the products obtained by multiplying

            (i)    the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (ii)   the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

        "wholly owned Subsidiary" of any Person means a Subsidiary of such Person to the extent all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by such Person.

SECTION 1.02.    Incorporation by Reference of TIA.

        Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes.

        "indenture security holder" means a Holder or a Noteholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company or any other obligor on the Notes.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and words in the plural include the singular; and

          (5)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE NOTES

SECTION 2.01.    Form and Dating.

        Restricted Securities (including the Initial Notes) and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-1 (in the case of Fixed Rate Notes) and Exhibit A-2 (in the case of the Floating Rate Notes). Unrestricted Notes (including Exchange Notes issued pursuant to the registered exchange offer in accordance with the Registration Rights Agreement) and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-3 (in the case of Fixed Rate Notes) and Exhibit A-4 (in the case of the Floating Rate Notes). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Notes that are Restricted Securities (including the Initial Notes) shall bear the Private Placement Legend. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E hereto.

        The terms and provisions contained in the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

  Restricted Global Securities.

        (i)    Notes that are Restricted Securities shall be issued in the form of one or more global securities (each, a "Restricted Global Security") in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B hereto, except as otherwise permitted herein.

        (ii)   Each Restricted Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Regulation S Global Security or an Unrestricted Global Security, as hereinafter provided.

  Regulation S Global Securities.

        (i)    Notes offered and sold in reliance on Regulation S shall be initially issued in the form of one or more Restricted Global Securities in definitive, fully registered form without interest coupons, with such applicable legends as are provided for in Exhibit B hereto, except as otherwise permitted herein. Until such time as the applicable "distribution compliance period" as defined in Regulation S (the "Restricted Period") shall have terminated, each such global security shall be referred to herein as a "Regulation S Global Security."

        (ii)   Each Regulation S Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Global Security or an Unrestricted Global Security, as hereinafter provided.

  Unrestricted Global Securities.

        (i)    Unrestricted Notes shall be issued in the form of one or more global securities (each, an "Unrestricted Global Security") in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B hereto without the Private Placement Legend.

        (ii)   Each Unrestricted Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC. The aggregate principal amount of each Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Global Security or an Unrestricted Global Security, as hereinafter provided.

        Physical Notes.    Notes issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1, A-2, A-3 or A-4, as applicable (the "Physical Notes").

SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount.

        A duly authorized Officer of the Company shall execute the Notes for the Company, and a duly authorized officer of each Guarantor shall sign the Guarantee for such Guarantor by manual or facsimile signature.

        If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

        On the Issue Date, upon Company Order the Trustee shall authenticate and deliver (i) $300,000,000 aggregate principal amount of Fixed Rate Notes (the Initial Fixed Rate Notes) and (ii) $100,000,000 aggregate principal amount of Floating Rate Notes (the Initial Floating Rate Notes). In addition, at any time, from time to time, the Trustee shall authenticate and deliver Unrestricted Notes upon a written notice of the Company, for original issuance in the aggregate principal amount specified in such order for original issue in the aggregate principal amount, provided that Unrestricted Notes shall be issuable only upon the valid surrender for cancellation of Global Securities or other Notes of a like series and aggregate principal amount. Additional Notes shall be issued in accordance with Sections 2.01 and 2.18. Any such order shall specify the amount and series of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether the Notes are Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Securities and such other information as the Trustee may reasonably request, and, in the case of an issuance of Additional Notes pursuant to Section 2.18 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.12.

        Notwithstanding the foregoing, except as provided in Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

        The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar, Paying Agent and Calculation Agent.

        The Company shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. In addition, there shall be a Calculation Agent for purposes of the Floating Rate Notes (the "Calculation Agent"). The Paying Agent shall not be the Company or an Affiliate of the Company. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or Calculation Agent without notice to any Holder.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Calculation Agent, or fails to give the foregoing notice, the Trustee shall act as such.

        The Company initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent, the Calculation Agent or any other agent may resign upon 30 days' notice to the Company.

SECTION 2.04.    Paying Agent To Hold Assets in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.    Transfer and Exchange.

        Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations (but of the same series), the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 6 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

        Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07.    Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.    Outstanding Notes.

        Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

        If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

        If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender, U.S. Government Obligations, or a combination thereof sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

        If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof in an amount sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such deposit such Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice which requires the consent of at least a majority in aggregate principal amount of Notes then outstanding.

SECTION 2.09.    Treasury Notes.

        In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.    [Intentionally Omitted]

SECTION 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose all cancelled Securities in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. Notes redeemed shall be cancelled. However, if the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    Defaulted Interest.

        The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the Company shall pay interest based on the actual number of days elapsed, such interest to be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.    CUSIP Numbers.

        The Company in issuing the Notes may use one or more "CUSIP" and/or "ISIN" numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN number.

SECTION 2.14.    Deposit of Moneys.

        Prior to 11:00 a.m. New York time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15.    Book-Entry Provisions for Global Securities.

        Except as indicated below in this Section 2.15, the Notes shall be represented only by Global Securities. The Global Securities shall be deposited with the Depositary for such Notes or its custodian (initially, the Trustee) (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

        All payments on a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Global Security. The Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Global Security, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC.

        Unless and until it is exchanged in whole or in part for Physical Notes in accordance with this Section 2.15, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

        Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.15, to receive physical delivery of Physical Notes.

        Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Physical Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, (ii) DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 120 days, (iii) if permitted by DTC the Company at its option notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, or (iv) an Event of Default has occurred and is continuing with respect thereto and DTC notifies the Trustee that it wishes to effect such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Physical Notes to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC through which such owners hold their beneficial interest. Physical Notes shall be exchangeable or transferable for interests in other Physical Notes as described herein.

SECTION 2.16.    Transfer and Exchange of Securities.

        (a)   Transfer and Exchange of Global Securities. Notwithstanding any provisions of this Indenture or the Notes, transfers of a Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Global Securities or of other Notes as described in clause (v) below shall be made only in accordance with this Section 2.16(a). Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.16.

          (i)    General. A Global Security may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Note of any series to any Person shall be effective under this Indenture or the Notes of such series unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.16(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.16(a).

          (ii)   Restricted Global Security to Regulation S Global Security. If the Holder of a beneficial interest in a Restricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Security of such series, such transfer may be effected, subject to the rules and procedures of DTC, to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.16(a)(ii). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Global Security of the appropriate series in a principal amount equal to that of the beneficial interest in a Restricted Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-1 given by the Holder of such beneficial interest, the principal amount of a Restricted Global Security of such series shall be reduced, and the principal amount of a Regulation S Global Security of such series shall be increased, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar, and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Regulation S Global Security of such series having a principal amount equal to the amount so transferred.

          (iii)  Restricted Global Security to Unrestricted Global Security. If the Holder of a beneficial interest in a Restricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iii). Upon receipt by the Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Security of the appropriate series in a principal amount equal to that of the beneficial interest in a Restricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest, the principal amount of the Restricted Global Security of such series shall be reduced, and the principal amount of an Unrestricted Global Security of such series shall be increased, by the principal amount of the beneficial interest in a Restricted Global Security of such series to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in an Unrestricted Global Security of such series having a principal amount equal to the amount so transferred.

          (iv)  Regulation S Global Security or Unrestricted Global Security to Restricted Global Security. If the Holder of a beneficial interest in a Regulation S Global Security of any series or an Unrestricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iv). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Global Security of the appropriate series in a principal amount equal to that of the beneficial interest in a Regulation S Global Security or an Unrestricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Global Security (but not an Unrestricted Global Security) to a Person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, a certificate in substantially the form set forth in Exhibit C-3 given by the Holder of such beneficial interest, the principal amount of a Restricted Global Security of such series shall be increased, and the principal amount of a Regulation S Global Security or an Unrestricted Global Security of such series shall be reduced, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security of such series having a principal amount equal to the amount so transferred.

          (v)   Exchanges of Global Security for Non-Global Security. In the event that a Global Security or any portion thereof is exchanged for Notes other than Global Securities, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes of such series that are not Global Securities or for beneficial interests in a Global Security (if any are then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above and (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

        (b)   Global Securities. The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

          (i)    General. Each Global Security authenticated under this Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

          (ii)   Transfer to Persons Other than Depositary. Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the appropriate Depositary or a nominee thereof unless permitted in Section 2.15. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Note so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

          (iii)  Global Security to Physical Note. Physical Notes issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall be of the same series and shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the appropriate Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Global Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iv)  In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.

          (v)   No Rights of Agent Members in Global Security. No Agent Member of the Depositary nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between DTC, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

SECTION 2.17.    Special Transfer Provisions.

        (a)   Transfers to Institutional Accredited Investors. If Notes are being transferred to an Institutional Accredited Investor, the Notes shall be accompanied by delivery of a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Notes Act.

        (b)   Other Transfers. If a Holder proposes to transfer an Initial Note pursuant to any exemption from the registration requirements of the Notes Act other than as provided for above, the Registrar shall only register such transfer or exchange if such transferor delivers to the Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Notes Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, an Institutional Accredited Investor or a non-U.S. Person.

        (c)   General. By its acceptance of any Note bearing legends, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the legends and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15, 2.16 or this Section 2.17 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

SECTION 2.18.    Issuance of Additional Notes.

        The Company shall be entitled to issue Additional Notes of either series under this Indenture which shall have substantially identical terms as the Initial Notes of such series, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.12.

        With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Managers (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (1)   the series of and aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2)   the issue price and the issue date of such Additional Notes and the amount of interest payable on the first Interest Payment Date applicable thereto; and

          (3)   whether such Additional Notes shall be Restricted Securities or Unrestricted Notes.

ARTICLE THREE

REDEMPTION

SECTION 3.01.    Notices to Trustee.

        If the Company elects to redeem Fixed Rate Notes or Floating Rate Notes pursuant to paragraph 5 of the Fixed Rate Notes or paragraph 5 of the Floating Rate Notes, respectively, it shall notify the Trustee and the Paying Agent in writing of such Redemption Date and the aggregate principal amount of such Notes to be redeemed. Such notice must be given at least 30 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before such Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.    Selection of Notes To Be Redeemed.

        If less than all of the Fixed Rate Notes or Floating Rate Notes, as the case may be, are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

SECTION 3.03.    Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the redemption price and the amount of accrued interest, if any, to be paid (or the method by which such amounts will be calculated) (the "Redemption Price");

          (3)   the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

          (4)   the name and address of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6)   that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (7)   that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon cancellation of such Note, a new Note or Notes of the appropriate series in the aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder;

          (8)   that, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (9)   whether the redemption is conditioned on any events and what such conditions are.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.05.    Deposit of Redemption Price.

        On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

        Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    Notes Redeemed in Part.

        Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes of the appropriate series equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.    Payment of Notes.

        The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.    Maintenance of Office or Agency.

        The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

SECTION 4.03.    Limitation on Restricted Payments.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

          (A)  a Default or an Event of Default shall have occurred and be continuing;

          (B)  the Company is not able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with Section 4.12(a); or

          (C)  the aggregate amount of Restricted Payments made subsequent to the Issue Date, including the fair market value as determined reasonably and in good faith by the Board of Managers of the Company of non-cash amounts constituting Restricted Payments, shall exceed the sum of:

            (1)   50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

            (2)   100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (other than Specified Capital Stock) or debt securities of the Company that are, upon issuance, convertible into or exchangeable for Qualified Capital Stock of the Company, but only when and to the extent such debt securities are converted into or exchanged for Qualified Capital Stock of the Company; plus

            (3)   without duplication of any amounts included in clause (2) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2)   the acquisition of any shares of Capital Stock of the Company either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) if no Default or Event of

  Default shall have occurred and be continuing, through the application of net cash proceeds of a substantially concurrent Equity Offering (other than to a Subsidiary of the Company);

          (3)   the acquisition of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantees of the Notes, as the case may be, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of (x) a substantially concurrent Equity Offering or (y) incurrence for cash of Refinancing Indebtedness (in each case other than to a Subsidiary of the Company);

          (4)   so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of membership interests of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $4 million in any calendar year;

          (5)   payments to HMP in accordance with the Tax Sharing Agreement;

          (6)   payments to HMP for legal, audit and other expenses directly relating to the administration of the Company, which when aggregated with loans made to HMP in accordance with clause (11) under the definition of "Permitted Investments" will not exceed $3 million in any fiscal year;

          (7)   the payment of consideration by a third party to equity holders of the Company;

          (8)   additional Restricted Payments in the aggregate amount not to exceed $10 million since the Issue Date;

          (9)   payments of dividends on Disqualified Capital Stock issued in accordance with Section 4.12;

          (10) the initial designation on the Issue Date of (i) Huntsman International Holdings, LLC and each of its direct and indirect Subsidiaries, (ii) Huntsman Distribution Corporation, (iii) Huntsman Styrenics Investments Holdings LLC, (iv) Huntsman Verwaltungs GmbH and (v) Huntsman SA Investment Corporation as Unrestricted Subsidiaries;

          (11) acquisitions of Indebtedness of the Company that is subordinated or junior in right of payment to the Notes after complying with Section 4.14 or 4.15 with respect to the Notes and that contains certain provisions requiring that an offer to purchase such Indebtedness be made with the proceeds from an asset sale or upon a change of control;

          (12) the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value of the Huntsman Notes outstanding on the Issue Date;

          (13) the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value of the Subordinated PIK Note; provided that immediately after giving effect thereto, the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a); and

          (14) the incurrence of Guarantees permitted by clause (23) of the definition of Permitted Indebtedness.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the immediately preceding paragraph, cash amounts expended pursuant to clauses (1), (2), (3)(B)(x), (4) and (13) of the immediately preceding paragraph shall be included in such calculation.

        Not later than the date of making any Restricted Payment pursuant to clause (C) of the second preceding paragraph or clause (8) of the immediately preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's quarterly financial statements last provided to the Trustee pursuant to Section 4.09.

SECTION 4.04.    Corporate Existence.

        Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective Organizational Documents of the Company and each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries as a whole; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06.    Maintenance of Properties and Insurance.

        (a)   The Company shall, and shall cause each of its Restricted Subsidiaries to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

        (b)   The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

SECTION 4.07.    Compliance Certificate; Notice of Default.

        (a)   The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

        (b)   The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)   So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee as soon as practicable by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.08.    Compliance with Laws.

        The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09.    Reports to Holders.

        Whether or not required by the SEC, so long as any Notes are outstanding, the Company must furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to "accelerated filers" (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make available to securities analysts and potential investors upon request and post on its website:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K prepared in accordance with GAAP if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

SECTION 4.10.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11.    Limitations on Transactions with Affiliates.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than:

          (1)   Affiliate Transactions permitted under Section 4.11(b); and

          (2)   Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction by the Company or the relevant Restricted Subsidiary and an unrelated Person.

        The Board of Managers of the Company or the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a fair market value in excess of $5 million. This approval must be evidenced by a Board Resolution that states that the board has determined that the transaction complies with the foregoing provisions.

        If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction that involves an aggregate fair market value of more than $10 million, then prior to the consummation of the Affiliate Transaction, the parties to such Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

        (b)   The restrictions described in Section 4.11(a) do not apply to:

          (1)   reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers or senior management;

          (2)   transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

          (3)   any agreement as in effect as of the Issue Date or any transaction contemplated thereby or in any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement;

          (4)   Permitted Investments and Restricted Payments made in compliance with Section 4.03;

          (5)   transactions between any of the Company, any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case, provided that such transactions are not otherwise prohibited by this Indenture;

          (6)   transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which, when taken together, are fair to the Company or the Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

          (7)   guarantees by the Company or a Guarantor incurred in accordance with clause (23) of the definition of Permitted Indebtedness.

SECTION 4.12.    Limitation on Incurrence of Additional Indebtedness.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

        (b)   The Company and its Restricted Subsidiaries shall not incur any Indebtedness that is subordinated to any Pari Passu Indebtedness of the Company or its Restricted Subsidiaries that are Guarantors unless such Indebtedness is also subordinated on the same basis to the Notes or the Guarantees, respectively.

SECTION 4.13.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (A) pay dividends or make any other distributions on or in respect of its Capital Stock, (B) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, or (C) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

          (1)   applicable law, rules regulations and/or orders;

          (2)   this Indenture (including, without limitation, any Liens permitted by this Indenture);

          (3)   customary non-assignment provisions of any contract or any lease or license governing a leasehold interest of the Company or any Restricted Subsidiary of the Company;

          (4)   any agreements existing at the time of any merger or consolidation with any Person or acquisition of any Person or the properties or assets of such Person (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person merged or consolidated with or so acquired or any Subsidiary of such Person;

          (5)   agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the Board of Managers of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date;

          (6)   restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (7)   any agreement or instrument governing Capital Stock of any Person that is acquired;

          (8)   Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

          (9)   Liens incurred in accordance with Section 4.17;

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (11) the Credit Facilities;

          (12) the Senior Secured Notes

          (13) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under Section 4.12;

          (14) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

          (15) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

          (16) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

          (17) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (8), (11), (12), (13) or (14) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8), (11), (12), (13) or (14).

SECTION 4.14.    Change of Control.

        (a)   Upon the occurrence of a Change of Control, each Holder (including Holders of Additional Notes issued under this Indenture) will have the right to require that the Company purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        (b)   Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)   that the Change of Control Offer is being made pursuant to Section 4.14 of this Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

          (2)   the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3)   that any Note not tendered will continue to accrue interest;

          (4)   that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7)   that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

          (8)   the circumstances and relevant facts regarding such Change of Control.

        (c)   On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders new Notes of the appropriate series equal in principal amount to any unpurchased portion of the Notes surrendered, provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

        (d)   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

        (e)   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture with respect to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.    Limitation on Asset Sales.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as determined in good faith by the Company's Board of Managers;

          (2)   at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents and is received at the time of the Asset Sale (which shall be deemed to include other consideration converted to cash or Cash Equivalents within 90 days of such Asset Sale). For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this provision; and

          (3)   upon the consummation of an Asset Sale, the Company applies, or causes the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to the Asset Sale within 415 days of having received the Net Cash Proceeds:

            (A)  to repay Senior Indebtedness of the Company or a Guarantor or any Indebtedness of a Restricted Subsidiary which is not a Guarantor (provided that such repayment permanently reduces amounts outstanding under such Indebtedness); and/or

            (B)  to make an investment in or expenditure for Replacement Assets; and/or

            (C)  to make an acquisition of all of the Capital Stock or assets of any Person or division conducting a business reasonably related to that of the Company or its Subsidiaries.

        With respect to clauses (B) and (C) above, the Company only may apply Net Cash Proceeds in excess of $15 million in the aggregate since the Issue Date from Asset Sales involving assets of the Company or a Guarantor (other than the Capital Stock of a Foreign Subsidiary) towards:

  •
  assets which will be owned by the Company or a Guarantor and not constituting an Investment; or

  •
  the Capital Stock of a Person that becomes a Guarantor.

        On the 416th day after an Asset Sale or any earlier date, if any, on which the board of the Company or board of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied or contractually committed to be applied (and to the extent not subsequently applied, the Net Proceeds Offer Trigger Date related thereto shall be deemed to be the date of termination of such contractual commitment) on or before such Net Proceeds Offer Trigger Date as permitted by the second preceding paragraph (the "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (or repay, prepay or redeem, as the case may be) (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from:

  •
  all Holders of Notes (including any Additional Notes subsequently issued under this Indenture); and

  •
  all other Holders of Indebtedness of the Company or a Guarantor that is equal in right of payment with the Notes or the Guarantees and contains provisions requiring that an offer to purchase (or other repayment, prepayment or redemption, as applicable) such other Indebtedness be made with the proceeds from the Asset Sale, on a pro rata basis, the maximum principal amount of Notes and other Indebtedness that may be purchased (or repaid, prepaid, or redeemed, as the case may be) with the Net Proceeds Offer Amount. The offer price for Notes in any Net Proceeds Offer will be equal to 100% of the principal value of the Notes to be purchased, plus any accrued and unpaid interest to the date of purchase. The pro rata portion of the Net Proceeds Offer Amount allocable to the Holders of Notes (the "Notes Net Proceeds Offer Amount") shall be determined as of the date of the applicable Asset Sale and shall be equal to an amount determined by multiplying the Net Proceeds Offer Amount by a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding (including any Additional Notes) as of such date of determination and the denominator is the sum of the aggregate principal amount of the Notes and any other Indebtedness otherwise subject to a Net Proceeds Offer in accordance with the second bullet of this paragraph outstanding as of such date of determination.

        The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Notes Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time the entire unutilized Notes Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied to a Net Proceeds Offer for the Notes) (and at which time any other unutilized Net Proceeds Offer Amount shall be applied to such Net Proceeds Offer for the applicable Indebtedness).

        The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this Section 4.15:

  •
  in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration); or

  •
  in the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

        Notwithstanding the provisions described in the immediately preceding paragraphs, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent:

          (1)   at least 80% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2)   such Asset Sale is for fair market value.

Any consideration that does not constitute Replacement Assets and that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

        Each Net Proceeds Offer for Notes shall be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

        After consummation of any Net Proceeds Offer for Notes, any Notes Net Proceeds Offer Amount not applied to any such purchase may be used by the Company for any purpose permitted by the other provisions of this Indenture.

SECTION 4.16.    Limitation on Preferred Stock of Restricted Subsidiaries.

        The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that any Person that is not a Restricted Subsidiary of the Company may issue Preferred Stock to equity holders of such Person in exchange for equity interests if after such issuance such Person becomes a Restricted Subsidiary.

SECTION 4.17.    Limitation on Liens.

        The Company shall not, and shall not permit any Guarantor to create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of the Company or any Guarantor, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1)   in the case of any Lien securing Subordinated Indebtedness, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

          (2)   in all other cases, the Notes or the Guarantees of such Guarantor, as the case may be, are equally and ratably secured, except for:

            (a)   Liens existing as of the Issue Date and amendments thereof; provided that any such Lien, as amended, is no less favorable to the Holders of Notes in any material respect and not more favorable to the lienholders in any material respect than the Lien existing as of the Issue Date, in each case as determined by the Board of Managers of the Company in their reasonable and good faith judgment;

            (b)   Liens securing Indebtedness incurred pursuant to clause (2), (16), (21), (22) or (23)(A) of the definition of "Permitted Indebtedness";

            (c)   Liens securing the Notes and the Guarantees;

            (d)   Liens of the Company or a Restricted Subsidiary of the Company that is a Guarantor on any property or assets of any Restricted Subsidiary of the Company or Liens of a Restricted Subsidiary that is not a Guarantor on any property or assets of any other Restricted Subsidiary that is not a Guarantor;

            (e)   Liens securing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders of Notes in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced, in each case as determined by the Board of Managers of the Company in their reasonable and good faith judgment; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; provided, further, that the foregoing subclauses (i) and (ii) of this clause (e) shall not apply to Liens securing Indebtedness incurred to Refinance (A) any Senior Secured Indebtedness of any Person who is an Affiliate of the Company (but not a Restricted Subsidiary of the Company) (1) existing at the time such Affiliate becomes a Restricted Subsidiary of the Company that is a Guarantor or merges or consolidates with the Company or any Guarantor or (2) assumed in connection with the acquisition of substantially all of the assets of such Affiliate by the Company or a Guarantor, which Indebtedness in each case of clause (1) or (2) was not incurred by such Affiliate in connection with or in anticipation or contemplation of any such acquisition, merger or consolidation or (B) the Senior Secured Notes; provided, however, that, with respect to the immediately foregoing proviso, (A) immediately after any such Refinancing, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 and (B) immediately before and after any such transaction no Default or Event of Default exists under this Indenture; and

            (f)    Permitted Liens.

SECTION 4.18.    Limitation of Guarantees by Restricted Subsidiaries.

        The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary, other than:

          (A)  Indebtedness under Currency Agreements and Commodity Agreements in reliance on clause (5) of the definition of "Permitted Indebtedness"; or

          (B)  Interest Swap Obligations incurred in reliance on clause (4) of the definition of "Permitted Indebtedness"; or

          (C)  any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under Section 4.12;

unless, in any such case:

          (1)   such Restricted Subsidiary that is not a Guarantor, guarantees payment of the Notes;

          (2)   any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Pari Passu Indebtedness shall be pari passu with such Restricted Subsidiary's Guarantee of the Notes under this Indenture; and

          (3)   any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Indebtedness that is expressly subordinated to the Notes shall be subordinated to such Restricted Subsidiary's Guarantee of the Notes hereunder.

SECTION 4.19.    Conduct of Business.

        The Company and its Restricted Subsidiaries (other than a Securitization Entity) shall not engage in any businesses which are not the same as or similar or related to the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business to those conducted by them on the Issue Date.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets.

        (a)   The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, transfer, or otherwise dispose of (or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), unless:

          (1)   either (A) the Company shall be the surviving or continuing corporation or limited liability company or (B) the Person (if other than the Company) formed by such consolidation is an entity organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia (the "Surviving Entity");

          (2)   the Surviving Entity, if any, expressly assumes by a supplemental indenture that is in form and substance satisfactory to the Trustee all rights and obligations of the Company under the Notes and this Indenture;

          (3)   immediately after giving effect to such transaction, including the assumption of the Notes, the Company or the Surviving Entity is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a);

          (4)   immediately before and after giving effect to such transaction, including the assumption of the Notes, no Default or Event of Default occurred or exists; and

          (5)   the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all requirements under this Indenture for such a transaction have been satisfied.

        (b)   For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (c)   Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of such Guarantor under the Guarantee;

          (2)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3)   immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(3).

        (d)   Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with Section 5.01(a).

        Notwithstanding anything in this Section 5.01 to the contrary:

          (1)   the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States of America or the District of Columbia without complying with Section 5.01(a)(3); and

          (2)   any transaction characterized as a merger under applicable state law where each of the constituent entities survives will not be treated as a merger for purposes of this Section 5.01, but instead will be treated as an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

SECTION 5.02.    Successor Corporation Substituted.

        Upon any consolidation or merger of the Company or any Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the asset transfer is made will succeed to, and be substituted for, and may exercise every right and power of the Company or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of an asset transfer, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under this Indenture, the Notes and its Guarantee, if applicable.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.

        Each of the following shall be an "Event of Default":

          (1)   the failure to pay interest on any Notes when the same becomes due and payable and such Default continues for a period of 30 days;

          (2)   the failure to pay principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

          (3)   the failure of the Company or any Guarantor to comply with any covenant or agreement contained in this Indenture for a period of 60 days after the Company receives a written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Notes subsequently issued under this Indenture) (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4)   any default under any agreement governing Indebtedness of the Company or any of the Guarantors, if that default:

            (A)  is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such Indebtedness; or

            (B)  results in the acceleration of the final stated maturity of any such Indebtedness;

  and, in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $25 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

          (5)   the failure of the Company or any of the Guarantors to pay or otherwise discharge or stay one or more judgments in an aggregate amount exceeding $25 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

          (6)   the Company or any Restricted Subsidiary which is also a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

          (7)   the failure of any Guarantee of any Significant Subsidiary of the Company to be in full force and effect (other than as provided in accordance with the terms of such Guarantee and this Indenture) or any of the Guarantors denies its liability under its Guarantee; or

          (8)   a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary which is also a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02.    Acceleration.

        (a)   If an Event of Default of the type described in Section 6.01(6) or (8) occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the Notes will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of Notes (including any Additional Notes subsequently issued under this Indenture) may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing (the "Acceleration Notice") to the Company and the Trustee, which notice must also specify that it is a "notice of acceleration." In that event, the Notes will become immediately due and payable.

        (b)   At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes (including any Additional Notes) may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; or

          (5)   in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Note Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults.

        Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) by notice to the Trustee may waive any existing Default or Event of Default hereunder and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05.    Control by Majority.

        Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitation on Suits.

        A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1)   the Holder gives to the Trustee notice of a continuing Event of Default;

          (2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

          (4)   the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

          (5)   during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.    Rights of Holders To Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.

        If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

        If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07 hereof, including, without limitation, payment of all compensation, expense and liabilities incurred and all advances made by the Trustee, and the costs and expenses of collection;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

        The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 6.06 or 6.07.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.    Duties of Trustee.

        (a)   If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

        (b)   Except during the continuance of a Default or an Event of Default:

          (1)   The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or otherwise verify the contents thereof.

        (c)   Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.    Rights of Trustee.

        Subject to Section 7.01:

          (a)   In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

          (c)   The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

          (d)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney.

          (e)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture or the Security Documents, unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (f)    The Trustee may consult with counsel of its selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (g)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h)   The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

          (i)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

          (j)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (l)    The Trustee may request that the Company deliver an Incumbency Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any Person authorized to sign an Incumbency Certificate, including any Person as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.    Notice of Default.

        If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on a Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Managers, the executive committee of its Board of Managers or a committee of its Board of Managers and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

SECTION 7.06.    Reports by Trustee to Holders.

        Within 60 days after April 15 of each year beginning with April 15, 2005, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).

        A copy of each report at the time of its mailing to Note Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

        The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA § 313(d).

SECTION 7.07.    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys' fees and expenses incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Failure by the Company to so notify the Trustee shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee; provided, further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay the fees and expenses of more than one counsel at any given time located within one particular jurisdiction. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (8) occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration and shall be paid to the extent allowed under any Bankruptcy Law.

        The provisions of this Section shall survive the termination of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.

SECTION 7.08.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.    Preferential Collection of Claims Against the Company.

        The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Company and any other obligor of the Notes.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company's Obligations.

        As to either series of Notes, this Indenture will be Discharged and will cease to be of further effect and the obligations of the Company and the Guarantors under the Notes of such series and the Guarantees and this Indenture shall terminate with respect to such series (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when (a) either (i) all existing Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (including by way of irrevocable instructions delivered by the Company to the Trustee to effect the redemption of the Notes within six months of delivery of such instructions), and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company with respect to the Notes of such series; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

        In addition, at the Company's option, either (a) the Company and the Guarantors shall be deemed to have been Discharged from any and all obligations with respect to the Notes and the Guarantees ("Legal Defeasance") after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the Company and its Restricted Subsidiaries shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.19 (excluding

Section 4.12(c)) and Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("Covenant Defeasance") after the applicable conditions set forth below have been satisfied:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof that, together with the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that

            (A)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

            (B)  since the date of this Indenture, there has been a change in the applicable United States federal income tax law,

  in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such Opinion of Counsel shall not be required if all the Notes will become due and payable on the Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight) and, insofar as Events of Default of the type described in Section 6.01(6) or (8) are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight) or any other instrument or material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that: either (A) the Company has assigned all its ownership interest in the trust funds to the Trustee or (B) the Trustee has a valid perfected security interest in the trust funds; and assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no Holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the U.S. federal bankruptcy code.

SECTION 8.02.    Acknowledgment of Discharge by Trustee.

        Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.    Application of Trust Money.

        The Trustee shall hold in trust Funds deposited with it pursuant to Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

SECTION 8.04.    Repayment to the Company.

        The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general unsecured creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.

        The Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Holders to:

          (1)   cure any ambiguity, defect or inconsistency;

          (2)   provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company or any Guarantor's assets;

          (3)   provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4)   add any Person as a Guarantor or secure the Notes or the Guarantees;

          (5)   make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the rights under this Indenture of any such Holder; or

          (6)   comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each reasonably satisfactory to the Trustee and each stating that such amendment or supplement complies with the provisions of this Section 9.01.

        The consent of the Holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

SECTION 9.02.    With Consent of Holders.

        Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, with the written consent (including any electronic communication thereof by a Depositary) of the Holder or Holders of at least a majority in principal amount of the then outstanding Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) may make all other modifications, waivers and amendments of this Indenture or the Notes, except that, without the consent of each Holder of Notes affected thereby, no amendment and waiver may, directly or indirectly:

          (1)   reduce the amount of Notes whose Holders must consent to an amendment;

          (2)   reduce the rate of or change the time for payment of interest, including, defaulted interest, on any Notes;

          (3)   reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for the Notes;

          (4)   make any Notes payable in money other than that stated in the Notes;

          (5)   make any change in provisions of this Indenture or the Notes relating to the rights of Holders of Notes to receive payment of principal of and interest on the Notes or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6)   amend, change or modify in any material respect the obligation of the Company to make and complete a Change of Control Offer in the event of a Change of Control or make and complete a Net Proceeds Offer with respect to any Asset Sale that has been completed;

          (7)   modify or change any provision of this Indenture affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (8)   release any Guarantor from any of its obligations under its Guarantee or this Indenture or the Notes otherwise than in accordance with the terms of this Indenture.

        Notwithstanding any provision to the contrary, if any amendment, waiver or other modification will only effect the Fixed Rate Notes or the Floating Rate Notes, only the consent of the holders of at least a majority of the Fixed Rate Notes or the Floating Rate Notes, as the case may be, shall be required.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.    Compliance with TIA.

        Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

        The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.    Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.    Trustee To Sign Amendments, Etc.

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.    Unconditional Guarantee.

        Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantees to be referred to herein as the "Guarantee") to each Holder of a Note (including any Additional Notes upon issuance in accordance with Section 2.18) authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

        Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular

Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

        No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

        Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to seek contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 10.02.    Limitations on Guarantees.

        The obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance or otherwise not being permitted under applicable law.

SECTION 10.03.    Execution and Delivery of Guarantee.

        To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of a duly authorized Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04.    Release of a Guarantor.

        (a)   The Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon repayment in full of the Notes and upon the occurrence of any of the following:

          (i)    a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all of the Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company; provided that such sale, exchange, transfer or other disposition is made in accordance with the provisions of this Indenture;

          (ii)   a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a majority-owned Subsidiary of the Company; provided that such transaction is made in accordance with the provisions of this Indenture;

          (iii)  such Guarantor is unconditionally released and discharged from its liability with respect to Indebtedness in connection with which such guarantee was executed pursuant to clause (1) of Section 4.18;

          (iv)  the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

          (v)   the Company effecting either a Legal Defeasance or Covenant Defeasance in accordance with Section 8.01.

provided, however, that no such release and discharge of any Guarantee of a Guarantor will be effective against the Trustee or the Holders of Notes until the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under this Indenture.

        Any Guarantor whose Guarantee is not released in accordance with the provisions of this Section 10.04 or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten.

        (b)   In connection with any transaction set forth in Section 10.04(a) or 10.04(b), the Trustee shall receive an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

        The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

        Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05.    Waiver of Subrogation.

        Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06.    Immediate Payment.

        Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07.    No Set-Off.

        Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08.    Obligations Absolute.

        The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09.    Obligations Continuing.

        The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 10.10.    Obligations Not Reduced.

        The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.11.    Obligations Reinstated.

        The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12.    Obligations Not Affected.

        The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a)   any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

          (b)   any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

          (c)   any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

          (d)   the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e)   the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f)    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g)   any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h)   any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i)    the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

          (j)    any other circumstance (other than release of the Guarantor pursuant to Section 10.04 and other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 10.13.    Waiver.

        Without in any way limiting the provisions of Section 10.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 10.14.    No Obligation To Take Action Against the Company.

        Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.15.    Dealing with the Company and Others.

        The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a)   grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b)   take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c)   accept compromises or arrangements from the Company;

          (d)   apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (e)   otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16.    Default and Enforcement.

        If any Guarantor fails to pay in accordance with Section 10.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17.    Amendment, Etc.

        No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.18.    Acknowledgment.

        Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 10.19.    Costs and Expenses.

        Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.20.    No Waiver; Cumulative Remedies.

        No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.21.    Guarantee in Addition to Other Obligations.

        The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.22.    Severability.

        Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.23.    Successors and Assigns.

        Unless released in accordance with this Indenture, each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

[RESERVED]

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.    TIA Controls.

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.02.    Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        if to the Company or any Guarantor:

        Huntsman LLC
        500 Huntsman Way
        Salt Lake City, UT 84108
        Attention: Office of General Counsel

        if to the Trustee:

        HSBC Bank USA
        Issuer Services
        452 Fifth Avenue
        New York, NY 10018
        Attention: Gloria Alli

        The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given when received.

        Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.    Legal Holidays.

        If a payment date under this Indenture is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.

        THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    No Recourse Against Others.

        A past, present or future director, officer, member, manager, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11.    Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.    Duplicate Originals.

        All parties may sign any number of copies of this Indenture. Each signed copy may be an original or facsimile copy, but all of them together shall represent the same agreement.

SECTION 12.13.    Severability.

        In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14.    Independence of Covenants.

        All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        [Remainder of Page Intentionally Left Blank]

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

THE COMPANY:
HUNTSMAN LLC
By:	/s/ SAMUEL D. SCRUGGS
Name: Samuel D. Scruggs
Title: Executive Vice President and General Counsel
THE GUARANTORS:

HUNTSMAN SPECIALTY CHEMICALS CORPORATION
HUNTSMAN SPECIALTY CHEMICALS HOLDINGS CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
POLYMER MATERIALS INC.
AIRSTAR CORPORATION
HUNTSMAN PROCUREMENT CORPORATION
JK HOLDINGS CORPORATION
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN ENTERPRISES INC.
HUNTSMAN FAMILY CORPORATION
HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN INTERNATIONAL SERVICES CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
By:	Huntsman International Chemicals Corporation, its Manager

HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION
HUNTSMAN POLYMERS HOLDINGS CORPORATION
HUNTSMAN CHEMICAL COMPANY LLC
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN POLYMERS CORPORATION
HUNTSMAN FUELS, L.P.
By:	Petrostar Fuels LLC, its General Partner
PETROSTAR FUELS LLC HUNTSMAN PURCHASING, LTD.
By:	Huntsman Procurement Corporation, its General Partner
PETROSTAR INDUSTRIES LLC HUNTSMAN HEADQUARTERS CORPORATION
By:	/s/ SAMUEL D. SCRUGGS
Name: Samuel D. Scruggs
Title: Vice President
THE TRUSTEE:
HSBC BANK USA
By:	/s/ HERAWATTEE ALLI
Name: Herawattee Alli
Title: Corporate Trust Officer

EXHIBIT A-1

[FORM OF RESTRICTED FIXED RATE NOTE]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

        [Insert Global Security legend, if applicable]

HUNTSMAN LLC

11 1/2% Senior Note due 2012

No.	$[ ]
CUSIP

        HUNTSMAN LLC, a Utah limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of            , on July 15, 2012

        Interest Payment Dates: January 15 and July 15

        Record Dates: January 1 and July 1

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Fixed Rate Note to be signed manually or by facsimile by its duly authorized officer.

HUNTSMAN LLC
By:
Name: Title:

Trustee's Certificate of Authentication

        This is one of the 11 1/2% Senior Notes due 2012 referred to in the within-mentioned Indenture.

Dated:

HSBC Bank USA, as Trustee
By:
Authorized Signature

(REVERSE OF NOTE)

11 1/2% Senior Note due 2012

        1.    Interest.    HUNTSMAN LLC, a Utah limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Fixed Rate Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 22, 2004. The Company will pay interest semi-annually in arrears on each January 15 and July 15 (each, an "Interest Payment Date") and at stated maturity, commencing on January 15, 2005. The Company will make interest payments to the holders of record of the Fixed Rate Notes on the immediately preceding January 1 and July 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Fixed Rate Notes (without regard to any applicable grace periods) to the extent lawful.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent and Registrar.    Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of June 22, 2004 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Fixed Rate Note is one of a duly authorized issue of Notes of the Company designated as its 11 1/2% Senior Notes due 2012. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Initial Notes (including without limitation the Initial Floating Rate Notes), any Additional Notes (including without limitation the Additional Floating Rate Notes) and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior obligations of the Company.

        5.    Optional Redemption.    (a) The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2008	105.750%
2009	102.875%
2010 and thereafter	100.000%

        (b)   At any time, or from time to time, prior to July 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Fixed Rate Notes originally issued (including the original principal amount of any Additional Fixed Rate Notes), at a redemption price equal to 111.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of the Fixed Rate Notes issued (including the principal amount of any Additional Fixed Rate Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. Notice of any such redemption shall be given within 90 days after the date of the Equity Offering.

        (c)   Prior to July 15, 2008, the Company may redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

          (1)   100% of the principal amount thereof; or

          (2)   the present value, as determined by an Independent Investment Banker, of

      (A)
      105.750% of the principal amount of the Fixed Rate Notes being redeemed as of July 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

      (B)
      all required interest payments due on such Fixed Rate Notes through July 15, 2008 (excluding accrued interest);

      in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the Redemption Date.

        6.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

        7.    Change of Control Offer.    In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

        8.    Limitation on Asset Sales.    Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

        9.    Denominations; Transfer; Exchange.    The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.    If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes.

        13.    Amendment; Supplement; Waiver.    The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        15.    Successors.    When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP/ISIN Numbers.    The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Registration Rights.    Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events and subject to certain conditions to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 11 1/2% Senior Note due 2012 of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        24.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        25.    Guarantees.    This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

        In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(6)	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(7)	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

  ☐
  The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:	(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.14 ☐        Section 4.15 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT A-2

[FORM OF RESTRICTED FLOATING RATE NOTE]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

        [Insert Global Security legend, if applicable]

HUNTSMAN LLC

Senior Floating Rate Note due 2011

No.	$[ ]
CUSIP

        HUNTSMAN LLC, a Utah limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of            , on July 15, 2011.

        Interest Payment Dates: January 15, April 15, July 15 and October 15

        Record Dates: January 1, April 1, July 1 and October 1

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HUNTSMAN LLC
By:
Name: Title:

Trustee's Certificate of Authentication

        This is one of the Senior Floating Rate Notes due 2011 referred to in the within-mentioned Indenture.

Dated:

HSBC Bank USA, as Trustee
By:
Authorized Signature

(REVERSE OF NOTE)

Senior Floating Rate Note due 2011

        1.    Interest.    HUNTSMAN LLC, a Utah limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset quarterly, equal to LIBOR (as defined below) plus 7.25%, as determined by the Calculation Agent. Interest on this Note will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 (each, an "Interest Payment Date"), commencing on October 15, 2004. The Company will make each interest payment to the holders of record of the Floating Rate Notes on the immediately preceding January 1, April 1, July 1 and October 1. Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Floating Rate Notes (without regard to any applicable grace periods) to the extent lawful.

        "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

        "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include October 14, 2004.

        "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "London Banking Day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

        "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the holders of the Floating Rate Notes.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent, Registrar and Calculation Agent.    Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of June 22, 2004 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Floating Rate Note is one of a duly authorized issue of Notes of the Company designated as its Senior Floating Rate Notes due 2011. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Initial Notes (including without limitation the Initial Fixed Rate Notes), any Additional Notes (including without limitation any Additional Fixed Rate Notes) and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior obligations of the Company.

        5.    Optional Redemption.    (a) The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2006	104.000%
2007	102.000%
2008 and thereafter	100.000%

        (b)   At any time, or from time to time, prior to July 15, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Floating Rate Notes originally issued (including the original principal amount of any Additional Floating Rate Notes), at a redemption price equal to 100% plus LIBOR as then in effect for purposes of computing the interest rate on the Floating Rate Notes plus 7.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of the Floating Rate Notes issued (including the principal amount of any Additional Floating Rate Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. Notice of any such redemption shall be given within 90 days after the date of the Equity Offering.

        (c)   Prior to July 15, 2006, the Company may redeem all or a part of the Floating Rate Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

          (1)   100% of the principal amount thereof; or

          (2)   the present value, as determined by an Independent Investment Banker, of

      (A)
      104.000% of the principal amount of the Floating Rate Notes being redeemed as of July 15, 2006 (assuming a 360-day year consisting of twelve 30-day months), plus

      (B)
      all required interest payments due on such Floating Rate Notes through July 15, 2006 (excluding accrued interest) (calculated assuming that the rate of interest on the Floating Rate Notes for the period from the Redemption Date through July 15, 2006 will be equal to the rate of interest on the Floating Rate Notes in effect on the Redemption Date);

      in each case discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the Redemption Date.

        6.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

        7.    Change of Control Offer.    In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

        8.    Limitation on Asset Sales.    Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

        9.    Denominations; Transfer; Exchange.    The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.    If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes.

        13.    Amendment; Supplement; Waiver.    The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        15.    Successors.    When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP/ISIN Numbers.    The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Registration Rights.    Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events and subject to certain conditions to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Senior Floating Rate Note due 2011 of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        24.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        25.    Guarantees.    This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

        In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(6)	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(7)	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

  ☐
  The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:	(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.14 ☐        Section 4.15 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT A-3

[FORM OF UNRESTRICTED FIXED RATE NOTE]

[Insert Global Security legend, if applicable]

HUNTSMAN LLC

11 1/2% Senior Note due 2012

No.	$[ ]
CUSIP

        HUNTSMAN LLC, a Utah limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of            , on July 15, 2012.

        Interest Payment Dates: January 15 and July 15

        Record Dates: January 1 and July 1

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HUNTSMAN LLC
By:
Name: Title:

Trustee's Certificate of Authentication

        This is one of the 11 1/2% Senior Notes due 2012 referred to in the within-mentioned Indenture.

Dated:

HSBC Bank USA, as Trustee
By:
Authorized Signature

(REVERSE OF NOTE)

11 1/2% Senior Note due 2012

        1.    Interest.    HUNTSMAN LLC, a Utah limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Fixed Rate Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 22, 2004. The Company will pay interest semi-annually in arrears on each January 15 and July 15 (each, an "Interest Payment Date") and at stated maturity, commencing on January 15, 2005. The Company will make interest payments to the holders of record of the Fixed Rate Notes on the immediately preceding January 1 and July 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Fixed Rate Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent and Registrar.    Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of June 22, 2004 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Fixed Rate Note is one of a duly authorized issue of Notes of the Company designated as its 11 1/2% Senior Notes due 2012. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Initial Notes (including without limitation the Initial Floating Rate Notes), any Additional Notes (including without limitation any Additional Floating Rate Notes) and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior obligations of the Company.

        5.    Optional Redemption.    (a) The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2008	105.750%
2009	102.875%
2010 and thereafter	100.000%

        (b)   At any time, or from time to time, prior to July 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Fixed Rate Notes originally issued (including the original principal amount of any Additional Fixed Rate Notes), at a redemption price equal to 111.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of the Fixed Rate Notes issued (including the principal amount of any Additional Fixed Rate Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. Notice of any such redemption shall be given within 90 days after the date of the Equity Offering.

        (c)   Prior to July 15, 2008, the Company may redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

          (1)   100% of the principal amount thereof; or

          (2)   the present value, as determined by an Independent Investment Banker, of

      (A)
      105.750% of the principal amount of the Fixed Rate Notes being redeemed as of July 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

      (B)
      all required interest payments due on such Fixed Rate Notes through July 15, 2008 (excluding accrued interest);

      in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the Redemption Date.

        6.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

        7.    Change of Control Offer.    In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

        8.    Limitation on Asset Sales.    Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

        9.    Denominations; Transfer; Exchange.    The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.    If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

        13.    Amendment; Supplement; Waiver.    The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        15.    Successors.    When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP/ISIN Numbers.    The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        24.    Guarantees.    This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

        In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(6)	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(7)	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

  ☐
  The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:	(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.14 ☐        Section 4.15 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT A-4

[Form of Unrestricted Floating Rate Note]

[Insert Global Security legend, if applicable]

HUNTSMAN LLC

Senior Floating Rate Note due 2011

No.	$[ ]
CUSIP

        HUNTSMAN LLC, a Utah limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of            , on July 15, 2011.

        Interest Payment Dates: January 15, April 15, July 15 and October 15

        Record Dates: January 1, April 1, July 1 and October 1

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HUNTSMAN LLC
By:
Name: Title:

Trustee's Certificate of Authentication

        This is one of the Senior Floating Rate Notes due 2011 referred to in the within-mentioned Indenture.

Dated:

HSBC Bank USA, as Trustee
By:
Authorized Signature

(REVERSE OF NOTE)

Senior Floating Rate Note due 2011

        1.    Interest.    HUNTSMAN LLC, a Utah limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset quarterly, equal to LIBOR (as defined below) plus 7.25%, as determined by the Calculation Agent. Interest on this Note will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 (each, an "Interest Payment Date"), commencing on October 15, 2004. The Company will make each interest payment to the holders of record of the Floating Rate Notes on the immediately preceding January 1, April 1, July 1 and October 1. Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Floating Rate Notes (without regard to any applicable grace periods) to the extent lawful.

        "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

        "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include October 14, 2004.

        "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "London Banking Day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

        "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the holders of the Floating Rate Notes.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent, Registrar and Calculation Agent.    Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of June 22, 2004 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Floating Rate Note is one of a duly authorized issue of Notes of the Company designated as its Senior Floating Rate Notes due 2011. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Initial Notes (including without limitation the Initial Fixed Rate Notes), any Additional Notes (including without limitation any Additional Fixed Rate Notes) and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior obligations of the Company.

        5.    Optional Redemption.    (a) The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2006	104.000%
2007	102.000%
2008 and thereafter	100.000%

        (b)   At any time, or from time to time, prior to July 15, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of Floating Rate Notes originally issued (including the original principal amount of any Additional Floating Rate Notes), at a redemption price equal to 100% plus LIBOR as then in effect for purposes of computing the interest rate on the Floating Rate Notes plus 7.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of the Floating Rate Notes issued (including the principal amount of any Additional Floating Rate Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. Notice of any such redemption shall be given within 90 days after the date of the Equity Offering.

        (c)   Prior to July 15, 2006, the Company may redeem all or a part of the Floating Rate Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

          (1)   100% of the principal amount thereof; or

          (2)   the present value, as determined by an Independent Investment Banker, of

      (A)
      104.000% of the principal amount of the Floating Rate Notes being redeemed as of July 15, 2006 (assuming a 360-day year consisting of twelve 30-day months), plus

      (B)
      all required interest payments due on such Floating Rate Notes through July 15, 2006 (excluding accrued interest) (calculated assuming that the rate of interest on the Floating Rate Notes for the period from the Redemption Date through July 15, 2006 will be equal to the rate of interest on the Floating Rate Notes in effect on the Redemption Date);

      in each case discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the Redemption Date.

        6.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

        7.    Change of Control Offer.    In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

        8.    Limitation on Asset Sales.    Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

        9.    Denominations; Transfer; Exchange.    The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.    If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes.

        13.    Amendment; Supplement; Waiver.    The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

        15.    Successors.    When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP/ISIN Numbers.    The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        24.    Guarantees.    This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

        In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(6)	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(7)	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

  ☐
  The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:	(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.14 ☐        Section 4.15 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

        Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

EXHIBIT C-1

FORM OF TRANSFER CERTIFICATE—
RESTRICTED GLOBAL SECURITY TO
REGULATION S GLOBAL SECURITY
(Transfers pursuant to Section 2.16(a)(ii)
of the Indenture)

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Investor Services

    Re:
    Huntsman LLC (the "Company")
    [11 1/2% Senior Notes due 2012]
    [Senior Floating Rate Notes due 2011]
    (the "Securities")

        Reference is hereby made to the Indenture, dated as of June 22, 2004 among the Company, the Guarantors named therein and HSBC Bank USA, as trustee (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

        This certificate relates to U.S.$            principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        [CUSIP][CINS][ISIN] No(s). ____________________________________

        CERTIFICATE No(s). ____________________________________

The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a Person (the "Transferee") who will take delivery in the form of an interest in the Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          1.     the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

          2.     the offer of the Specified Securities was not made to a person in the United States;

          3.     either:

            (a)   at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

            (b)   the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions have been prearranged with a buyer in the United States;

          4.     no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

          5.     if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied;

          6.     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          7.     upon completion of the transaction, the beneficial interest being transferred will be held through an Agent Member.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C-2

FORM OF TRANSFER CERTIFICATE—
RESTRICTED GLOBAL SECURITY TO UNRESTRICTED
GLOBAL SECURITY
(Transfers Pursuant to Sections 2.16(a)(iii)
and 2.16(b)(ii) of the Indenture)

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Investor Services

    Re:
    Huntsman LLC (the "Company")
    [11 1/2% Senior Notes due 2012]
    [Senior Floating Rate Notes due 2011]
    (the "Securities")

        Reference is hereby made to the Indenture, dated as of June 22, 2004 among the Company, the Guarantors named therein and HSBC Bank USA, as trustee (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

        This certificate relates to U.S.$            principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        [CUSIP][CINS][ISIN] No(s). ____________________________________

        CERTIFICATE No(s). ____________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Unrestricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)   Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

            (A)  the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a Person acting on behalf of any of the foregoing;

            (B)  the offer of the Specified Securities was not made to a person in the United States;

            (C)  either:

              (i)    at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

              (ii)   the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions has been prearranged with a buyer in the United States;

            (D)  no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

            (E)  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

            (F)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)   Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

            (A)  the transfer is occurring after [date one year after the latest date of issuance of any of the Specified Securities] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

            (B)  the transfer is occurring after [date two years after the latest date of issuance of any of the Specified Securities] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C-3

FORM OF TRANSFER CERTIFICATE—
REGULATION S GLOBAL SECURITY TO
RESTRICTED GLOBAL SECURITY
(Transfers to QIBs Pursuant to Section 2.16(a)(iv)
of the Indenture)

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Investor Services

    Re:
    Huntsman LLC (the "Company")
    [11 1/2% Senior Notes due 2012]
    [Senior Floating Rate Notes due 2011]
    (the "Securities")

        Reference is hereby made to the Indenture, dated as of June 22, 2004 among the Company, the Guarantors named therein and HSBC Bank USA, as trustee (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

        This certificate relates to U.S.$            principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        [CUSIP][CINS][ISIN] No(s). ____________________________________

        CERTIFICATE No(s). ____________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)   the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (2)   the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT D

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
(Transfers Pursuant to Section 2.17(a) of the Indenture)

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention: Investor Services

    Re:
    Huntsman LLC (the "Company")
    [11 1/2% Senior Notes due 2012]
    [Senior Floating Rate Notes due 2011]
    (the "Securities")

Ladies and Gentlemen:

        Reference is hereby made to the Indenture, dated as of June 22, 2004 among the Company, the Guarantors named therein and HSBC Bank USA, as trustee (the "Indenture"). Terms used but not defined herein have the meanings given to them in the Indenture.

        This certificate relates to $            principal amount of Securities, which are evidenced by the following certificate(s):

          We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within two years after the date of the original issuance of the Securities or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities) which has certified to the Company and the Trustee for the Securities that it is such an accredited investor and is acquiring the Securities for investment purposes and not for distribution (provided that no Securities purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Securities so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "applicable restricted period" (within the meaning of Regulation S under the Securities Act), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Securities by us that the Company and the Trustee for the Securities may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          We are able to fend for ourselves in the transactions contemplated by this Offering Circular, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          We understand that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company.

          We are acquiring the Securities purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

          You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)
By:

Date:

EXHIBIT E

GUARANTEE

        For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 22, 2004, among HUNTSMAN LLC, as issuer (the "Company"), each of the Guarantors named therein and HSBC Bank USA, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture (including, without limitation, the applicable limitations on this Guarantee as set forth in Section 10.02 of the Indenture) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

        THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

        IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date: ____________

[ ] as Guarantor
By:

Name:
Title:

QuickLinks

  Exhibit 4.1
TABLE OF CONTENTS
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE TWO THE NOTES
ARTICLE THREE REDEMPTION
ARTICLE FOUR COVENANTS
ARTICLE FIVE SUCCESSOR CORPORATION
ARTICLE SIX DEFAULT AND REMEDIES
ARTICLE SEVEN TRUSTEE
ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE
ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE TEN GUARANTEE OF NOTES
ARTICLE ELEVEN [RESERVED ]
ARTICLE TWELVE MISCELLANEOUS
SIGNATURES
  EXHIBIT A-1
  EXHIBIT A-2
  EXHIBIT A-3
  EXHIBIT A-4
  EXHIBIT B
  EXHIBIT C-1
  EXHIBIT C-2
  EXHIBIT C-3
  EXHIBIT D
  EXHIBIT E